SCHEDULE 14C

(RULE 14C-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.)

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BRIGHTHOUSE FUNDS TRUST I

(Name of Registrant As Specified in Its Charter)

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BRIGHTHOUSE FUNDS TRUST I

11225 North Community House Road

Charlotte, North Carolina 28277

November 1, 2024

Dear Contract Owner:

The accompanying information statement provides information about a change in the subadviser of SSGA Emerging Markets Enhanced Index Portfolio II (formerly, Brighthouse/abrdn Emerging Markets Equity Portfolio) (the “Portfolio”), a series of Brighthouse Funds Trust I. Effective on August 19, 2024, SSGA Funds Management, Inc. (“SSGA FM”), became subadviser to the Portfolio. In addition, the name of the Portfolio and the Portfolio’s principal investment strategies were changed at that time. For more information regarding these changes, please see the supplement dated August 19, 2024 to the Portfolio’s prospectus dated April 29, 2024, which is attached as Exhibit 1 to the accompanying information statement. You are receiving the accompanying information statement because some or all of the value of your variable annuity or variable life insurance contract was invested in the Portfolio as of August 30, 2024.

The accompanying information statement is for your information only. You do not need to do anything in response to this information statement.

Sincerely,

Kristi Slavin
President
Brighthouse Funds Trust I

BRIGHTHOUSE FUNDS TRUST I

SSGA Emerging Markets Enhanced Index Portfolio II

(formerly, Brighthouse/abrdn Emerging Markets Equity Portfolio)

11225 North Community House Road

Charlotte, North Carolina 28277

INFORMATION STATEMENT

Important Notice Regarding the Availability of this Information Statement

This Information Statement is available online at

www.brighthousefinancial.com/products/fund-resources

The primary purpose of this Information Statement is to provide you with information about a change of the subadviser to SSGA Emerging Markets Enhanced Index Portfolio II (formerly, Brighthouse/abrdn Emerging Markets Equity Portfolio) (the “Portfolio”), a series of Brighthouse Funds Trust I (the “Trust”). Effective August 19, 2024, SSGA Funds Management, Inc. (“SSGA FM”) replaced abrdn Investments Limited (“abrdn”) as subadviser to the Portfolio. This Information Statement is being mailed beginning on or about November 8, 2024 to the Portfolio’s Contract Owners of record as of the close of business on August 30, 2024 (the “Record Date”). The information in this document should be considered to be an Information Statement for purposes of Schedule 14C under the Securities Exchange Act of 1934, as amended. The Trust’s most recent annual and semiannual reports are available upon request without charge by writing the Trust at the above address or calling the Trust toll-free at 1-800-882-1292.

Brighthouse Investment Advisers, LLC (“BIA” or the “Adviser”) serves as investment adviser to the Portfolio pursuant to a management agreement dated August 4, 2017, as amended from time to time, between the Trust and BIA (the “Management Agreement”). Brighthouse Securities, LLC (the “Distributor”), an affiliate of BIA, serves as the distributor to the Trust. For the fiscal year ended December 31, 2023, the Portfolio paid to the Distributor fees in the amount of $950,053. BIA and the Distributor are located at 11225 North Community House Road, Charlotte, North Carolina 28277. State Street Bank and Trust Company is the administrator of the Trust and is located at John Adams Building, 1776 Heritage Drive, North Quincy, Massachusetts 02171.

Section 15(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), requires that all agreements under which persons serve as investment advisers or investment subadvisers to investment companies be approved by shareholders. The Securities and Exchange Commission (the “SEC”) has granted exemptive relief to the Trust and BIA (the “Order”) that generally permits BIA, subject to certain conditions, and without the approval of shareholders, to: (a) employ a new investment subadviser for the Portfolio pursuant to the terms of a new investment subadvisory agreement, in each case either as a replacement for an existing subadviser or as an additional subadviser; (b) change the terms of any investment subadvisory agreement in a way that would otherwise require the approval of shareholders; and (c) continue the employment of an existing subadviser on the same subadvisory contract terms where a contract has been terminated because of an assignment of the contract, including, potentially, a change in control of the subadviser. The Portfolio’s Board of Trustees, including a majority of Trustees who are not “interested persons” (as that term is defined in the 1940 Act) (the “Independent Trustees”), must approve any new subadvisory agreements implemented in reliance on the Order. The Portfolio may not rely on the Order with respect to subadvisers that are affiliated with BIA. One of the conditions of the Order is that within ninety days after entering into a new or amended investment subadvisory agreement with a new subadviser without shareholder approval, the Portfolio must provide an information statement to its shareholders setting forth substantially the information that would be required to be contained in a proxy statement for a meeting of shareholders to vote on the approval of the agreement. This Information Statement is being provided to you to satisfy this condition of the Order.

THIS INFORMATION STATEMENT IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

I.	Introduction

Prior to August 19, 2024, abrdn served as subadviser to the Portfolio pursuant to an investment subadvisory agreement dated August 4, 2017, as amended October 1, 2019, by and between BIA and abrdn (the “Previous Subadvisory Agreement”). At a meeting of the Board of Trustees of the Trust (the “Board”) held on August 8, 15–16, 2024 (the “August Meeting”), the Board (including a majority of Trustees who are not “interested persons” (as that term is defined in the 1940 Act) of the Trust, BIA, abrdn, SSGA FM or the Distributor (the “Independent Trustees”)) approved a new investment subadvisory agreement between BIA and SSGA FM with respect to the Portfolio, which took effect as of August 19, 2024 (the “New Subadvisory Agreement”). BIA and the Board determined that it would be in the best interests of the Portfolio’s shareholders to terminate abrdn as subadviser and for SSGA FM to serve as the Portfolio’s subadviser, effective August 19, 2024.

In connection with the appointment of SSGA FM as subadviser to the Portfolio, the Portfolio’s principal investment strategies were changed such that the Portfolio would be managed with the same principal investment strategies as those of SSGA Emerging Markets Enhanced Index Portfolio, another series of the Trust for which SSGA FM serves as subadviser, and the Portfolio’s name was changed from Brighthouse/abrdn Emerging Markets Equity Portfolio to SSGA Emerging Markets Enhanced Index Portfolio II.

In connection with the appointment of SSGA FM as subadviser to the Portfolio, the Previous Subadvisory Agreement was terminated as of August 19, 2024, and as of that date, abrdn no longer served as subadviser to the Portfolio. As discussed below, there are various differences between the Previous Subadvisory Agreement and the New Subadvisory Agreement. As with the Previous Subadvisory Agreement, the Portfolio does not pay the subadvisory fee under the New Subadvisory Agreement. BIA continues to serve as the Portfolio’s investment adviser pursuant to the Management Agreement between the Trust and BIA relating to the Portfolio.

As a result of the approval of the New Subadvisory Agreement, effective August 19, 2024, SSGA FM replaced abrdn as the subadviser to the Portfolio. Supplements to the Portfolio’s Summary Prospectus, Prospectus and Statement of Additional Information were filed to reflect the change of subadviser. Unless otherwise noted in the supplements, all references to abrdn with respect to the Portfolio in the Summary Prospectus, Prospectus, and Statement of Additional Information, as amended, relating to the Portfolio were replaced with SSGA FM, as appropriate.

For the fiscal year ended December 31, 2023, the Portfolio paid $648,491 to State Street Bank and Trust Company, an affiliate of SSGA FM, for custodial and administrative services provided to the Portfolio. State Street Bank and Trust Company continues to provide these services to the Portfolio after the effective date of the New Subadvisory Agreement.

II.	The Previous and New Subadvisory Agreements

The Previous Subadvisory Agreement

The Previous Subadvisory Agreement provided that it would remain in effect for a period of one year from the effective date and would continue in effect for successive periods of one year thereafter only so long as the Board, including a majority of the Independent Trustees, or a majority of the outstanding voting securities of the Portfolio specifically approved its continuance at least annually. The Previous Subadvisory Agreement could be terminated at any time, without the payment of any penalty, by the Board, by BIA, or by the vote of a majority of the outstanding voting securities of the Portfolio, upon sixty days’ prior written notice to abrdn or by abrdn upon sixty days’ prior written notice to BIA, or upon shorter notice as mutually agreed upon. The Previous

Subadvisory Agreement also terminated automatically and immediately in the event of its assignment, except as otherwise provided by any rule of, or action by, the SEC, or upon termination of the Management Agreement between BIA and the Trust.

The Previous Subadvisory Agreement also generally provided that absent willful misconduct, bad faith, reckless disregard or gross negligence of abrdn in the performance of any of its duties or obligations under the Previous Subadvisory Agreement, abrdn would not be liable for any act or omission in the course of, or connected with, rendering services under the Previous Subadvisory Agreement.

Under the Previous Subadvisory Agreement, BIA paid a subadvisory fee to abrdn, based on the average daily net assets of the Portfolio, consisting of a monthly fee computed at the annual rate of 0.700% on the first $250 million of the Portfolio’s average daily net assets, 0.600% on the next $250 million of such assets, 0.500% on the next $500 million of such assets, and 0.400% on such assets over $1 billion. For the fiscal year ended December 31, 2023, BIA paid abrdn $5,132,278 in aggregate subadvisory fees with respect to the Portfolio.

The Previous Subadvisory Agreement was last approved by the Board, including by a separate vote of the Independent Trustees, at a meeting held on November 13–14, 2023. Pursuant to the terms of the Order, the Previous Subadvisory Agreement was not required to be approved by the Portfolio’s shareholders.

The New Subadvisory Agreement

The New Subadvisory Agreement for the Portfolio with respect to SSGA FM is attached as Exhibit 2 to this Information Statement. The material differences in the terms of the New Subadvisory Agreement and the Previous Subadvisory Agreement are described below under “Material Differences between the Previous Subadvisory Agreement and the New Subadvisory Agreement.”

The New Subadvisory Agreement provides that it will remain in effect for a period of two years from the execution date, and thereafter for successive periods of one year only so long as the Board, including a majority of the Independent Trustees, or a majority of the outstanding voting securities of the Portfolio, specifically approves its continuance at least annually. The New Subadvisory Agreement can be terminated at any time, without the payment of any penalty, by the Board, by BIA, or by the vote of a majority of the outstanding voting securities of the Portfolio, upon sixty days’ prior written notice to SSGA FM or by SSGA FM upon ninety days’ prior written notice to BIA, or upon shorter notice as mutually agreed upon. The New Subadvisory Agreement will also terminate automatically and immediately in the event of its assignment, except as otherwise provided by any rule of, or action by, the SEC, or upon termination of the Management Agreement between BIA and the Trust.

The New Subadvisory Agreement also generally provides that absent willful misconduct, bad faith, reckless disregard or gross negligence of SSGA FM in the performance of any of its duties or obligations under the New Subadvisory Agreement, SSGA FM will not be liable for any act or omission in the course of, or connected with, rendering services under the New Subadvisory Agreement.

Subadvisory Fee

Under the New Subadvisory Agreement, BIA pays a subadvisory fee to SSGA FM, based on the average daily net assets of the Portfolio, consisting of a monthly fee computed at the annual rate of 0.250% on the first $250 million of such assets, 0.200% on the next $250 million of such assets, 0.150% on the next $250 million of such assets, and 0.120% on such assets over $750 million. For purposes of determining the annual subadvisory fee rate, the assets of the Portfolio shall be aggregated with the assets of SSGA Emerging Markets Enhanced Index Portfolio. The aggregated assets of the Portfolios shall then be applied to the fee schedule set forth in the New Subadvisory Agreement and the resulting effective subadvisory fee rate shall be applied to the actual assets of the Portfolio to determine the annual subadvisory fee rate. Information regarding a related fee waiver by BIA instituted to pass the benefit of a portion of the reduction in the subadvisory fee to shareholders is described below.

SSGA FM also serves as subadviser to another series of the Trust, SSGA Emerging Markets Enhanced Index Portfolio. The Portfolio and SSGA Emerging Markets Enhanced Index Portfolio are now managed in a substantially similar way. For information regarding SSGA Emerging Markets Enhanced Index Portfolio, please call 800-882-1292 or visit www.brighthousefinancial.com/products/fund-resources.

Effective August 19, 2024, BIA has voluntarily agreed to waive a portion of its management fee to reflect a portion of the savings from the difference between the subadvisory fee payable by BIA to SSGA FM and the subadvisory fee that would have been payable by BIA to abrdn under the Previous Subadvisory Agreement. This voluntary management fee waiver may be terminated by BIA at any time.

For the fiscal year ended December 31, 2023, BIA paid abrdn $5,132,278 in aggregate subadvisory fees with respect to the Portfolio under the Previous Subadvisory Agreement. If the New Subadvisory Agreement had been in effect during the fiscal year ended December 31, 2023, the fee payable by BIA to SSGA FM would have been $1,477,397 (based on the effective subadvisory fee rate determined by reference to the average net assets of the Portfolio and SSGA Emerging Markets Enhanced Index Portfolio over the period). The difference between such amounts is $3,654,881, which represents a decrease of 71.214%.

Effective Date

The New Subadvisory Agreement was approved by the Board, including by a separate vote of the Independent Trustees, at the August Meeting, and its effective date was as of August 19, 2024.

Material Differences between the Previous Subadvisory Agreement and the New Subadvisory Agreement

Below is a summary description of other material differences between the Previous Subadvisory Agreement and the New Subadvisory Agreement, in addition to those described above (e.g., subadviser, subadvisory fee).

The Previous Subadvisory Agreement (i) expressly permitted abrdn to use the resources of its affiliates in providing services under the Previous Subadvisory Agreement; (ii) required abrdn to obtain prior written approval from BIA to execute derivatives related agreements on behalf of the Trust; (iii) permitted abrdn to effect Portfolio transactions through broker-dealers in a manner that helped generate resources to pay the cost of certain expenses, which the Trust was required to pay or for which the Trust was required to arrange payment and limited the amount to which abrdn was obligated to direct brokerage transactions to specified brokers to no more than approximately 25% of the Portfolio’s commissions; and (iv) obligated abrdn to notify BIA promptly of any non-routine contact from the SEC or other regulators or a self-regulatory organization relating directly or indirectly to the Portfolio or that would have a material impact on abrdn’s asset management business.

Although both the Previous Subadvisory Agreement and the New Subadvisory Agreement require the applicable subadviser to perform quarterly diversification testing of the Portfolio under Section 817(h) of the Internal Revenue Code (the “Code”) and provide related notices to BIA, the New Subadvisory Agreement stipulates that the official testing for compliance with Section 817(h) of the Code will be performed by BIA or a Portfolio service provider other than SSGA FM and requires BIA to notify SSGA FM if the Portfolio is out of compliance with Subchapter M or Section 817(h) of the Code. Additionally, under the New Subadvisory Agreement SSGA FM expressly disclaims responsibility to monitor certain limitations or restrictions for which SSGA FM has not been provided sufficient information, and all such monitoring is the responsibility of BIA.

While both the Previous Subadvisory Agreement and the New Subadvisory Agreement require the applicable subadviser to provide assistance in the fair valuation of the Portfolio’s investments, the New Subadvisory Agreement contains a provision acknowledging that the ultimate responsibility for determining the valuation of the Portfolio’s investments rests with BIA and/or the Trust, not SSGA FM, and sets forth specific procedures relating to SSGA FM’s provision of valuation assistance services.

In addition, the New Subadvisory Agreement obligates SSGA FM to bear expenses relating to the printing and mailing of any prospectus supplement, exclusive of annual updates, required solely as a result of actions taken by SSGA FM, including but not limited to, portfolio manager changes or disclosure changes requested by SSGA FM that affect the investment objective, principal investment strategies, principal investment risks and portfolio management sections of the registration statement.

Finally, while the indemnification provisions in the Previous Subadvisory Agreement and the New Subadvisory Agreement are similar, there are some differences. In particular, the Previous Subadvisory Agreement explicitly states that each party’s obligation to indemnify is limited to losses “directly” arising out of or based on the specified acts or omissions of that party, and the New Subadvisory Agreement provides that BIA is obligated to indemnify SSGA FM for any losses resulting from any failure by BIA to properly notify SSGA FM of changes to the registration statement or any charter requirements.

III.	Board Considerations

At the August Meeting, the Board, including a majority of the Independent Trustees, approved the New Subadvisory Agreement for the Portfolio, replacing abrdn with SSGA FM. SSGA FM commenced serving as the subadviser on August 19, 2024.

BIA, the investment adviser to the Portfolio, recommended to the Board that SSGA FM assume subadvisory responsibility for the Portfolio and that the Portfolio be managed pursuant to the same principal investment strategies as those of the SSGA Emerging Markets Enhanced Index Portfolio, which is an existing series of the Trust and subadvised by SSGA FM. BIA further recommended that in conjunction with these changes the Portfolio be renamed SSGA Emerging Markets Enhanced Index Portfolio II. BIA’s recommendation was based, in part, on firm and portfolio management-related changes at abrdn, the underperformance of the Portfolio as compared to its relevant benchmarks and BIA’s determination that an ultimate consolidation of the Portfolio and the SSGA Emerging Markets Enhanced Index Portfolio would be proposed at a future Board meeting.

In assessing BIA’s recommendation to approve the New Subadvisory Agreement, the Board reviewed a variety of materials provided by BIA relating to the Portfolio, including fee and expense information, performance information of the SSGA Emerging Markets Enhanced Index Portfolio, and other information regarding the nature, extent and quality of services to be provided by SSGA FM under the New Subadvisory Agreement. During the August Meeting, representatives of BIA responded to questions from the Independent Trustees. The Independent Trustees also considered the approval of the New Subadvisory Agreement in executive session with their independent legal counsel at which no representatives of management were present. In considering its approval of the New Subadvisory Agreement, the Board also considered its conclusions with respect to its approval of the subadvisory agreement with SSGA FM on behalf of the SSGA Emerging Markets Enhanced Index Portfolio.

The Board, including the Independent Trustees, gave attention to all of the information that was furnished, and each Trustee placed varying degrees of importance on the various pieces of information that were provided to them. The following paragraphs provide more information about some of the primary factors that were relevant to the Board’s decision. The Board did not identify any single factor as determinative, and the Trustees generally attributed different weights to various factors for the Portfolio.

Nature, extent and quality of services. With respect to the services to be provided by SSGA FM, the Board considered a variety of information that was provided by BIA and SSGA FM. The Board considered SSGA FM’s investment process and SSGA FM’s overall organization and business, and the investment performance experienced by the SSGA Emerging Markets Enhanced Index Portfolio (as described in more detail below). The Board took into account that SSGA FM’s responsibilities would include, among other things, the development and maintenance of an investment program for the Portfolio, the selection of investments and the placement of orders for the purchase and sale of such assets, and the implementation of compliance controls related to the performance of these services. The Board considered, based on the information provided, SSGA FM’s staffing with respect to the management of the Portfolio and other information relating to SSGA FM’s business and operations. The Board also considered SSGA FM’s overall resources and information with respect to any recent turnover of key personnel at SSGA FM. The Board reviewed SSGA FM’s investment experience, as well as information provided regarding SSGA FM’s personnel who provide services to the SSGA Emerging Markets Enhanced Index Portfolio. The Board also considered, among other things, information about SSGA FM’s compliance program, including any compliance matters involving SSGA FM that had been brought to the Board’s attention during the year with respect to the SSGA Emerging Markets Enhanced Index Portfolio, as well as BIA’s assessment of the financial condition of SSGA FM.

Performance. The Board took into account the proposed changes to the investment strategy of the Portfolio such that the Portfolio would be managed in accordance with the same principal investment strategies as those of the SSGA Emerging Markets Enhanced Index Portfolio, and the Board considered the performance information for the SSGA Emerging Markets Enhanced Index Portfolio.

Fees and Expenses. The Board gave consideration to the proposed subadvisory fees payable to SSGA FM under the New Subadvisory Agreement. The Board considered the differences in the contractual rate of subadvisory fees payable to SSGA FM at various assets levels with the contractual rate of subadvisory fees payable to abrdn under the prior agreement at the same asset levels and noted that the rate payable to SSGA FM would be lower at all asset levels.

The Board noted that the subadvisory fee for the Portfolio would be paid by BIA, not the Portfolio, out of the advisory fee, and that, in the case of SSGA FM, which is unaffiliated with BIA, BIA negotiates the fee at arm’s length. The Board considered that SSGA FM had agreed to calculate its subadvisory fee based on the cumulative assets of the Portfolio and the SSGA Emerging Markets Enhanced Index Portfolio, and then allocate the fee among the two Portfolios by assets. The Board also considered that doing so would result in a reduced advisory fee rate for the SSGA Emerging Markets Enhanced Index Portfolio. The Board reviewed a report that was prepared by Broadridge, an independent organization, for the Portfolio and for the SSGA Emerging Markets Enhanced Index Portfolio, which included various comparisons of each Portfolio’s current fees and expenses with those of its peers.

The Board also considered that BIA had voluntarily agreed to waive a portion of its management fee to reflect a portion of the savings from the subadvisory fee reduction. The Board further considered the amount of the subadvisory fee to be paid out by BIA and the amount of the management fees that it would retain in light of the services performed by SSGA FM and BIA, respectively.

Profitability. The Board considered the anticipated profitability to SSGA FM from its subadvisory services to the Portfolio based on information provided with respect to the profitability associated with SSGA FM’s management of the SSGA Emerging Markets Enhanced Index Portfolio. The Board acknowledged the arms-length nature of the relationship between BIA and SSGA FM with respect to the negotiation of the subadvisory fee rate on behalf of the Portfolio, and that BIA, and not the Portfolio, was responsible for paying the fee under the New Subadvisory Agreement.

Economies of scale. The Board also considered the probable effect of the Portfolio’s growth in size on its performance and fees. The Board noted that SSGA FM’s subadvisory fee contains breakpoints that reduce the fee rate above specified asset levels. The Board also considered the fact that the Portfolio’s fee levels decline as portfolio assets increase. The Board also generally noted that if the Portfolio’s assets increased over time, the Portfolio might realize other economies of scale if assets increased proportionally more than certain other expenses.

Other factors. The Board considered whether there were other benefits that may be realized by SSGA FM and its affiliates from their relationship with the Trust.

IV.	The Subadviser

SSGA Funds Management, Inc. (“SSGA FM”) is the subadviser to the Portfolio. SSGA FM’s principal address is One Iron Street, Boston, Massachusetts 02210. SSGA FM is a wholly-owned subsidiary of State Street Global Advisors, Inc. (“SSGA”), which itself is a wholly-owned subsidiary of State Street Corporation, a publicly held financial holding company. As of December 31, 2023, SSGA FM had approximately $961 billion in assets under management. SSGA FM and other advisory affiliates of State Street Corporation make up SSGA, the investment management arm of State Street Corporation. As of December 31, 2023, SSGA had approximately $4.13 trillion in assets under management.

Jay Siegrist, Vice President and Senior Portfolio Manager in SSGA’s Systematic Equity Active Group, has managed the Portfolio since August 2024. Mr. Siegrist has been with the firm since 1998. Adel Daghmouri, Vice President and Senior Portfolio Manager in SSGA’s Systematic Equity Active Group, has managed the Portfolio since August 2024. Mr. Daghmouri has been with the firm since 1998.

Following is a list of the directors and principal executive officers of SSGA FM and their principal occupations as of August 30, 2024. The address of each SSGA FM person listed, unless otherwise noted, is: One Iron Street, Boston, Massachusetts 02210.

Name	Principal Occupation at the Subadviser
Jeanne LaPorta	Chairperson, Director and President of SSGA FM; Senior Vice President of SSGA
Sean Driscoll	Director of SSGA FM; Managing Director of SSGA
Shweta Narasimhadevara	Director of SSGA FM; Senior Managing Director of SSGA
Apea Amoa	Director of SSGA FM; Chief Financial Officer of SSGA
Greg Hartch	Director of SSGA FM; Senior Managing Director of SSGA
Brian Harris	Chief Compliance Officer of SSGA FM; Managing Director of SSGA
Steven Hamm	Treasurer of SSGA FM; Vice President of SSGA
Sean O’Malley, Esq.	Chief Legal Officer of SSGA FM; General Counsel of SSGA
Ann M. Carpenter	Chief Operating Officer of SSGA FM; Managing Director of SSGA
Tim Corbett	Chief Risk Officer of SSGA FM; Senior Vice President/Senior Managing Director of SSGA
Christyann Weltens	Derivatives Risk Manager of SSGA FM; Vice President of SSGA
David Ireland CTA	Chief Marketing Officer of SSGA FM; Senior Vice President/Senior Managing Director of SSGA
David Urman, Esq.	Clerk of SSGA FM; Vice President and Senior Counsel of SSGA
Dan Furman, Esq.	Assistant Clerk of SSGA FM; Managing Director and Managing Counsel of SSGA

SSGA FM acts as investment adviser or subadviser to the following mutual funds that have investment objectives similar to those of the Portfolio:

Name of Comparable Fund	Fee Schedule (as a % of average daily net assets)[1]	Account Type	Assets under Management[2]
SSGA Emerging Markets Enhanced Index Portfolio	0.25% on first $250 million 0.20% on next $250 million 0.15% on next $250 million 0.12% on assets over $750 million	Mutual Fund	$367,880,893

1	As of August 19, 2024.
2	As of December 31, 2023.

V.	Changes in the Portfolio’s Investment Style and Changes in the Portfolio’s Risks

Under SSGA FM’s management, which began on or about August 19, 2024, there have been changes to the Portfolio’s investment objective, principal investment strategies and principal risks. Please see the supplement dated August 19, 2024 to the Portfolio’s prospectus dated April 29, 2024, attached as Exhibit 1 to this Information Statement for more information.

VI.	Portfolio Transactions

Subject to the supervision and control of BIA and the Board, SSGA FM is responsible for decisions to buy and sell securities for the Portfolio’s account and for the placement of its portfolio business with broker-dealers and the negotiation of commissions, if any, paid on such transactions. SSGA FM is responsible for effecting each Portfolio’s portfolio transactions and will do so in a manner deemed fair and reasonable and not according to any formula.

Brokerage commissions are paid on transactions in equity securities traded on a securities exchange. In selecting a broker through which to place orders for the purchase and sale of equity securities, SSGA FM considers a number of factors. Generally, SSGA FM only places portfolio transactions with a broker that it believes is financially responsible, will provide efficient and effective services in executing, clearing and settling an order and will charge commission rates or prices which, when combined with the quality of the foregoing services, will produce best execution for the transaction. In negotiating commission rates, SSGA FM will use its best efforts to obtain information as to the general level of commission rates being charged by the brokerage community from time to time and will evaluate the overall reasonableness of brokerage commissions paid on transactions by reference to such information. In making such evaluation, all factors affecting liquidity and execution of the order, as well as the amount of the capital commitment by the broker in connection with the order, are taken into account.

Certain equity securities are traded in the over-the-counter market. In over-the-counter transactions, orders are placed directly with a principal market maker unless a better price and execution can be obtained by using a broker. This does not mean that the lowest available brokerage commission will be paid. Although from time to time the Portfolio might pay a commission on a transaction involving a fixed-income security, transactions involving fixed-income securities are typically conducted directly with a dealer or other counterparty (principal transaction), and no commission is paid.

In selecting brokers to effect transactions for the Portfolio, SSGA FM may consider the brokerage and research services provided by a broker. SSGA FM may cause the Portfolio to pay a broker that provides brokerage and research services an amount of commission for effecting a securities transaction for the Portfolio in excess of the amount another broker would have charged for effecting the same portfolio transaction. The practice of using the Portfolio’s commission dollars to pay for brokerage and research services is sometimes referred to as “soft dollars.” SSGA FM must determine in good faith that such higher commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker viewed in terms of that particular transaction or SSGA FM’s overall responsibilities to the Portfolio and its other clients. SSGA FM’s authority to cause the Portfolio to pay a higher commission is subject to the brokerage policies the Board may adopt from time to time.

The Board has approved a Statement of Directed Brokerage Policies and Procedures for Reducing Trust Expenses (the “Statement”). Under the Statement, the Trust may cause the Portfolio to effect securities transactions through brokers in a manner that would help to generate resources to pay the cost of certain expenses which the Portfolio is required to pay or for which the Portfolio is required to arrange payment (“Directed Brokerage”). The Board will review the levels of Directed Brokerage for the Portfolio on a quarterly basis.

For the year ended December 31, 2023, the Portfolio paid $331,227 in brokerage commissions and the Portfolio did not pay any brokerage commissions to affiliated brokers.

VII.	Portfolio’s Ownership Information

As of the Record Date, the total number of Class A and Class B shares of the Portfolio outstanding was 48,344,975.102 and 40,347,859.365, respectively.

Metropolitan Life Insurance Company, Brighthouse Life Insurance Company of NY, New England Life Insurance Company, Metropolitan Tower Life Insurance Company, Brighthouse Life Insurance Company and their respective affiliates (individually an “Insurance Company” and collectively the “Insurance Companies”), through their separate accounts, and Brighthouse Balanced Plus Portfolio, Brighthouse Asset Allocation 20 Portfolio, Brighthouse Asset Allocation 40 Portfolio, Brighthouse Asset Allocation 60 Portfolio, Brighthouse Asset Allocation 80 Portfolio and Brighthouse Asset Allocation 100 Portfolio are the record owners of all of the shares of the Portfolio. All of the shares of Brighthouse Balanced Plus Portfolio, Brighthouse Asset Allocation 20 Portfolio, Brighthouse Asset Allocation 40 Portfolio, Brighthouse Asset Allocation 60 Portfolio, Brighthouse Asset Allocation 80 Portfolio and Brighthouse Asset Allocation 100 Portfolio are owned by the Insurance Companies or their separate accounts.

As of the Record Date, the officers and Trustees of the Trust as a group beneficially owned less than 1% of the outstanding shares of beneficial interest of each class of the Portfolio.

To the Trust’s knowledge, no contract owners, as of the Record Date, were entitled to give voting instructions to an Insurance Company with respect to 5% or more of a class of the Portfolio’s outstanding shares. As of the Record Date, the portfolios listed below were the record owners of 5% or more of a class of the Portfolio’s outstanding shares. The address of each portfolio listed below is c/o Brighthouse Funds Trust I, 11225 North Community House Road, Charlotte, North Carolina 28277.

SSGA Emerging Markets Enhanced Index Portfolio – Class A	Number of Shares	Percentage of Class
Brighthouse Asset Allocation 40 Portfolio	2,812,523.737	5.82%
Brighthouse Asset Allocation 60 Portfolio	12,658,235.716	26.18%
Brighthouse Asset Allocation 80 Portfolio	16,057,963.797	33.22%
Brighthouse Asset Allocation 100 Portfolio	5,167,155.455	10.69%
Brighthouse Balanced Plus Portfolio - Class B	8,046,773.782	16.64%

VIII.	Shareholders Sharing the Same Address

As permitted by law, only one copy of this Information Statement may be delivered to Contract Owners residing at the same address, unless such Contract Owners have notified the Trust of their desire to receive multiple copies of the shareholder reports and other materials that the Trust sends. If you would like to receive an additional copy of this Information Statement, please contact the Trust by writing to the Trust at 11225 North Community House Road Charlotte, North Carolina 28277, or by calling 1-800-882-1292. The Trust will then promptly deliver, upon request, a separate copy of this Information Statement to any Contract Owner residing at an address to which only one copy was mailed. Contract Owners wishing to receive separate copies of the Trust’s shareholder reports and other materials in the future, and Contract Owners sharing an address that wish to receive a single copy if they are receiving multiple copies, should also send a request as indicated.

Exhibit 1

BRIGHTHOUSE FUNDS TRUST I

SUPPLEMENT DATED AUGUST 19, 2024

TO THE

PROSPECTUS DATED APRIL 29, 2024

BRIGHTHOUSE/ABRDN EMERGING MARKETS EQUITY PORTFOLIO

The Board of Trustees of Brighthouse Funds Trust I (the “Trust”) has approved a change of subadviser for the Brighthouse/abrdn Emerging Markets Equity Portfolio (the “Portfolio”) from abrdn Investments Limited (“abrdn”) to SSGA Funds Management, Inc. (“SSGA FM”) to be effective on or about August 19, 2024, pursuant to a new subadvisory agreement between the Trust’s investment adviser, Brighthouse Investment Advisers, LLC, and SSGA FM. Effective on or about August 19, 2024, the name of the Portfolio will change to SSGA Emerging Markets Enhanced Index Portfolio II, and, unless noted otherwise below, all references to the former name of the Portfolio contained in the Prospectus will change to the Portfolio’s new name and references to abrdn contained in the Prospectus will change to SSGA FM. The Insurance Companies (as defined in the Prospectus) may temporarily continue to refer to abrdn as the Portfolio’s subadviser and to the Portfolio by its original name in their forms and communications until such documents can be revised.

In connection with the changes described above, the following changes to the Portfolio’s Prospectus are effective on or about August 19, 2024:

In the Portfolio Summary, the information in the section entitled “Investment Objective” is deleted in its entirety and replaced with the following:

To provide total return, primarily through capital appreciation.

In the Portfolio Summary, the information in the section entitled “Principal Investment Strategies” is deleted in its entirety and replaced with the following:

SSGA Funds Management, Inc. (“SSGA FM” or “Subadviser”), subadviser to the Portfolio, uses in-depth quantitative investment analysis to construct a portfolio that it believes has the potential to outperform the MSCI Emerging Markets Index (the “Index”). SSGA FM invests the Portfolio’s assets primarily in equity securities of companies in the Index. As of the date of this Prospectus, the Index consists of large and mid capitalization companies in 24 emerging market countries. Under normal circumstances, the Portfolio invests at least 80% of its net assets in equity securities included in an emerging markets stock index. Investments in exchange-traded funds (“ETFs”), other investment companies and depositary receipts that provide exposure to equity securities included in an emerging markets stock index will count toward satisfaction of the foregoing policy. The Portfolio may invest in securities of any market capitalization, including securities of smaller capitalization companies.

In addition, the Portfolio may pursue its investment objective and principal investment strategies by investing in ETFs, other investment companies and depositary receipts. The Portfolio may do so when such exposures represent an efficient way to gain a desired investment exposure, when investing directly in a market or country may be impractical, or for other investment purposes.

The Portfolio is not a traditional “indexed investment.” Although the Portfolio typically seeks to maintain overall sector, country, region and industry exposures similar to those of the Index, because the Portfolio is actively managed and seeks to outperform the Index, its portfolio will differ from the Index and its return will typically differ from (and may underperform) the Index’s return.

SSGA FM selects investments for the Portfolio based on its analysis of companies, focusing on factors such as relative valuations, the quality of a company’s earnings, the company’s balance sheet and cash flows, and investor sentiment. SSGA FM also incorporates into its proprietary quantitative model an evaluation of the macroeconomic and market risk environment, to take into account prevailing market conditions. This process seeks to maintain a disciplined approach that is adaptive to the macroeconomic environment and responsive to changing market conditions. SSGA FM may also attempt to identify companies, industries, or countries that SSGA FM believes have the potential to experience significant increases in market prices due to recently implemented or anticipated changes in a company, industry, or within a country. SSGA FM may purchase, sell, or continue to hold an investment for the Portfolio whenever it believes that doing so may benefit the Portfolio, on the basis of any of the factors described above or any other factors it deems relevant. From time to time, the Subadviser may make a qualitative judgment not to implement fully the results of the quantitative investment process if it believes that the process did not take into account all of the information relevant to a particular investment or the Portfolio in the aggregate, or that a different investment might be more appropriate.

The Portfolio is unlikely to own all of the companies included in the Index and the Portfolio may invest a portion of its assets in securities not included in the Index. Equity securities in which the Portfolio may invest include common stocks and preferred stocks, real estate investment trusts, as well as derivatives selected by SSGA FM to attempt to provide a return comparable to the investment return of equity securities in the Index. The Portfolio may purchase securities in their initial public offerings.

The Portfolio may invest in securities of companies in any market sector. The Portfolio may, from time to time, emphasize one or more sectors.

In the Portfolio Summary, in the section entitled “Principal Risks,” information related to “ESG Investment Selection Risk” is deleted in its entirety and the following is added after “Emerging Markets Risk”:

Enhanced Index Strategy Risk. Because the Portfolio is actively managed, its portfolio and investment return will not normally match that of its index, and it may underperform its index. Investment decisions by the Subadviser to under- or overweight securities in the index or to vary the Portfolio’s investments from the securities included in the index will affect the Portfolio’s performance versus that of the index. In addition, the Portfolio’s returns may deviate from those of the index as a result of, among other things, portfolio operating expenses, transaction costs and delays in investing cash.

Model and Data Risk. When the quantitative models (“Models”) and information and data (“Data”) used in managing the Portfolio prove to be incorrect or incomplete, any investment decisions made in reliance on the Models and Data may not produce the desired results and the Portfolio may realize losses. Models may cause the Portfolio to underperform other investment strategies and may not perform as intended in volatile markets. In addition, any hedging based on faulty Models and Data may prove to be unsuccessful. Furthermore, the success of Models that are predictive in nature is dependent largely on the accuracy and reliability of the supplied historical data. All Models are susceptible to input errors which may cause the resulting information to be incorrect.

Derivatives Risk. The Portfolio may invest in derivatives to obtain investment exposure, enhance return or “hedge” or protect its assets from an unfavorable shift in the value or rate of a reference instrument or asset. Derivatives can be highly volatile and can significantly increase the Portfolio’s exposure to market risk, credit and counterparty risk (the risk that a counterparty will default or become less creditworthy) and other risks. Derivatives may be illiquid and difficult to value and can involve risks in addition to, and potentially greater than, the risks of the underlying reference instrument. Because of their complex nature, some derivatives may not perform as intended. As a result, the Portfolio may not realize the anticipated benefits from a derivative it holds or it may realize losses. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. Derivative transactions may create investment leverage, which increases the Portfolio’s volatility and may require the Portfolio to liquidate portfolio securities when it is not advantageous to do so. Government regulation of derivative instruments may limit or prevent the Portfolio from using such instruments as part of its investment strategies, which could adversely affect the Portfolio.

Market Capitalization Risk. Investing primarily in issuers in one market capitalization category (large, medium or small) carries the risk that due to current market conditions that category will be out of favor with investors. Larger, more established companies may be unable to respond quickly to new competitive challenges or attain the high growth rate of successful smaller companies. Stocks of medium and small capitalization companies may be more volatile than those of larger companies due to, among other things, narrower product lines, more limited financial resources and fewer experienced managers. In addition, there is typically less publicly available information about small capitalization companies, and their stocks may have a more limited trading market than stocks of larger companies.

Investment Company and Exchange-Traded Fund Risk. An investment in an investment company or ETF involves substantially the same risks as investing directly in the underlying securities. An investment company or ETF may not achieve its investment objective or execute its investment strategy effectively, which may adversely affect the Portfolio’s performance. The Portfolio must pay its pro rata portion of an investment company’s or ETF’s fees and expenses. Shares of a closed-end investment company or ETF may trade at a premium or discount to the net asset value of its portfolio securities.

Real Estate Investment Risk. Investments in real estate investment trusts and other real estate related securities may be adversely impacted by the performance of the real estate market generally or that of a particular sub-sector or geographic region.

In the Portfolio Summary, the following disclosure is added at the end of the first paragraph of the section entitled “Past Performance”:

Effective August 19, 2024, SSGA FM became the subadviser to the Portfolio. Investment performance prior to that date may not be representative of the performance the Portfolio would have achieved had SSGA FM been its subadviser and had its current principal investment strategies then been in effect.

In the Portfolio Summary, the disclosure regarding the Portfolio’s subadviser and portfolio managers in the section entitled “Management” is deleted in its entirety and replaced with the following:

Subadviser. SSGA Funds Management, Inc. is the subadviser to the Portfolio.

Portfolio Managers, Jay Siegrist, Vice President and Senior Portfolio Manager in SSGA’s Systematic Equity Active Group, has managed the Portfolio since August 2024. Mr. Siegrist has been with the firm since 1998. Adel Daghmouri, Vice President and Senior Portfolio Manager in SSGA’s Systematic Equity Active Group, has managed the Portfolio since August 2024. Mr. Daghmouri has been with the firm since 1998.

In the section “Principal Risks of Investing in the Portfolio,” information related to “ESG Investment Selection Risk” is deleted in its entirety and the following is added after “Emerging Market Risk”:

Enhanced Index Strategy Risk

The Portfolio is actively managed and does not seek to replicate the performance of a specified index. The Portfolio’s portfolio and investment return will not normally match that of its index, and the Portfolio may underperform its index. Investment decisions by the Subadviser to under- or overweight securities in the index or to vary the Portfolio’s investments from the securities included in the index, including as to specific securities or as to broader investment sectors, will affect the Portfolio’s performance versus that of the index. In addition, the Portfolio’s returns may deviate from those of the index as a result of, among other things, fair value pricing, portfolio operating expenses, transaction costs, securities lending activities, net asset value rounding, contributions to and withdrawals from the Portfolio and delays in investing cash.

Model and Data Risk

Given the complexity of the Portfolio’s investments and strategies, the Portfolio’s Subadviser may rely heavily on quantitative models (both proprietary models and those developed by third parties) (“Models”) and information and data (“Data”) supplied by third parties. Models and Data may be used by the Portfolio’s Subadviser to, among other things, construct sets of transactions and investments, provide risk management insights and assist in hedging the Portfolio’s investments.

When Models and Data used in managing the Portfolio prove to be incorrect or incomplete, any investment decisions made in reliance on the Models and Data may not produce the desired results and the Portfolio may realize losses. For example, the Portfolio’s Subadviser may in reliance on faulty Models or Data buy certain investments at prices that are too high, sell certain investments at prices that are too low or miss favorable investment opportunities altogether. Models used by the Portfolio’s Subadviser may cause the Portfolio to underperform other investment strategies and may not perform as intended in volatile markets. In addition, any hedging based on faulty Models and Data may prove to be unsuccessful. Some of the Models that may be used by the Portfolio’s Subadviser may be predictive in nature. Because these predictive Models are typically constructed based on historical data supplied by third parties, the success of these Models is dependent largely on the accuracy and reliability of the supplied historical data. In addition, Models that are predictive in nature may, for example, incorrectly forecast future behavior, leading to potential losses on a cash flow and/or mark-to-market basis. Use of these Models in unforeseen or certain low-probability scenarios (often involving a market disruption of some kind) also may result in losses for the Portfolio. The Subadviser will over time test, evaluate and add new Models, which may result in the modification of existing Models from time to time. There can be no assurance that Model modifications will be beneficial to the Portfolio’s performance or enable the Portfolio to achieve its investment objective.

All Models require Data to be inputted into them. If incorrect Data is entered into a Model, the resulting information will be incorrect. As a result, any investment decisions made in reliance on the incorrect output from a Model may not produce the desired results and the Portfolio may realize losses. Errors are often extremely difficult to detect and some may go undetected for long periods of time and some may never be detected. The adverse impact caused by these errors can compound over time. Even when Data is correctly inputted into a Model, the resulting information may differ, sometimes substantially, from other available data. For example, “model prices” that are provided by a Model will often differ substantially from market prices, particularly for instruments that are complex in nature, such as derivatives.

Derivatives Risk

The Portfolio may invest in derivatives to obtain investment exposure, enhance return or “hedge” or protect its assets from an unfavorable shift in the value or rate of a reference instrument or asset. Derivatives can be highly volatile and can significantly increase the Portfolio’s exposure to market risk and credit and counterparty risk. Derivatives also involve special risks and costs. For example, derivatives may be illiquid and difficult to value and can involve risks in addition to, and potentially greater than, the risks of the underlying reference instrument.

When a derivative or other instrument is used as a hedge against an offsetting position that the Portfolio also holds, any loss generated by that derivative or other instrument may be substantially offset by the gains on the hedged security or asset. Conversely, such hedging transactions limit the opportunity for gain if the value of the Portfolio’s hedged position should increase. To the extent the Portfolio uses a derivative or other instrument for purposes other than as a hedge, or if the Portfolio hedges imperfectly, the Portfolio will be directly exposed to the market risks of that derivative or other instrument and any loss generated by that derivative or other instrument will not be offset by a gain.

Derivatives can be complex instruments and can involve analysis and processing that differs from that required for other instruments. Derivatives may not perform as intended, and as a result, the Portfolio may not realize the anticipated benefits from a derivative it holds or it may realize losses. The Portfolio may not be able to terminate or sell a derivative under some market conditions, which could result in substantial losses. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment.

Certain derivatives transactions in which the Portfolio may engage give rise to a form of leverage. Leveraging may cause the Portfolio’s performance to be more volatile than if the Portfolio had not been leveraged, resulting in larger gains or losses in response to market conditions. Leveraging also exposes the Portfolio to losses in excess of the amounts invested or borrowed, as applicable. In addition, the transaction costs associated with transactions that give rise to leverage may exceed the Portfolio’s returns from those transactions, resulting in the Portfolio incurring losses or reduced gains. The use of leverage may cause the Portfolio to liquidate portfolio securities when it is not advantageous to do so in order to satisfy its obligations.

Use of derivatives subjects the Portfolio to counterparty risk, which is the risk that a counterparty with whom the Portfolio has entered into a transaction fails to satisfy its obligation to the Portfolio in connection with that transaction. If the Portfolio engages in a transaction with a counterparty, the value of your investment may be adversely affected if the counterparty files for bankruptcy, becomes insolvent, or otherwise becomes unable or unwilling to honor its obligation to the Portfolio.

Additional government regulation of derivative instruments may limit or prevent the Portfolio from using such instruments as part of its investment strategies, which could adversely affect the Portfolio.

Market Capitalization Risk

Stocks fall into three broad market capitalization categories—large, medium and small. A portfolio that invests primarily in one of these categories carries the risk that due to current market conditions that category will be out of favor with investors.

If valuations of large capitalization companies appear to be greatly out of proportion to the valuations of small or medium capitalization companies, investors may migrate to the stocks of small and medium-sized companies. Larger, more established companies may also be unable to respond quickly to new competitive challenges such as changes in technology and consumer tastes. Many larger companies also may not be able to attain the high growth rate of successful smaller companies, especially during extended periods of economic expansion.

Investing in medium and small capitalization companies is generally subject to special risks associated with narrower product lines, more limited financial resources, fewer experienced managers, dependence on a few key employees, and a more limited trading market for their stocks, as compared with larger companies. In addition, securities of these companies are subject to the risk that, during certain periods, the liquidity of particular issuers or industries will shrink or disappear with little forewarning as a result of adverse economic or market conditions, or adverse investor perceptions, whether or not accurate. Securities of medium and smaller capitalization issuers may therefore be subject to greater price volatility and may decline more significantly in market downturns than securities of larger companies. Smaller and medium capitalization issuers may also require substantial additional capital to support their operations, to finance expansion or to maintain their competitive position; and may have substantial borrowings or may otherwise have a weak financial condition, and may be susceptible to bankruptcy. Transaction costs for these investments are often higher than those of larger capitalization companies. There is typically less publicly available information about small capitalization companies.

Some small and medium capitalization companies also may be relatively new issuers, which carries risks in addition to the risks of other medium and small capitalization companies. New issuers may be more speculative because such companies are relatively unseasoned. These companies will often be involved in the development or marketing of a new product with no established market, which could lead to significant losses.

Investment Company and Exchange-Traded Fund Risk

Investments in open-end and closed-end investment companies and ETFs involve substantially the same risks as investing directly in the instruments held by these entities. However, the total return from such investments will be reduced by the operating expenses and fees of the investment company or ETF. An investment company or

ETF may not achieve its investment objective or execute its investment strategy effectively, which may adversely affect the Portfolio’s performance. The Portfolio must pay its pro rata portion of an investment company’s or ETF’s fees and expenses. Shares of a closed-end investment company or ETF may trade at a premium or discount to the net asset value of its portfolio securities depending on a variety of factors, including market supply and demand.

Real Estate Investment Risk

Real estate investments are subject to market risk, interest rate risk and credit risk. The performance of a Portfolio that invests a substantial portion of its assets in the real estate industry or in securities related to the real estate industry may be adversely affected when the real estate market declines. When a Portfolio focuses its investments in particular sub-sectors of the real estate industry (e.g., apartments, retail, hotels, offices, industrial, health care) or particular geographic regions, the Portfolio’s performance is especially sensitive to developments that significantly affected those particular sub-sectors or geographic regions. The shares of a Portfolio that concentrates its investments in the real estate industry may be more volatile compared to the value of shares of a portfolio with investments in a mix of different industries. Investments in real estate investment trusts (“REITs”) may be particularly sensitive to falling property values and increasing defaults on real estate mortgages. Due to their dependence on the management skills of their managers, REITs may underperform if their managers are incorrect in their assessment of particular real estate investments. REITs are subject to heavy cash flow dependency, defaults by borrowers, self-liquidation and the possibility of failing to qualify for favorable tax treatment under the Internal Revenue Code of 1986, as amended or failing to maintain exemption from the Investment Company Act of 1940, as amended. An adverse development in any of these areas could cause the value of a REIT to fall and the performance of the Portfolio to decline. In the event an issuer of debt securities collateralized by real estate defaults, it is conceivable that a REIT could end up holding the underlying real estate. The disposition of such real estate could cause a REIT to incur unforeseen expenses that could reduce the value of the REIT.

In the section entitled “Additional Information About Management,” the following subsection is added immediately after the subsection “Contractual Fee Waiver”:

Voluntary Fee Waiver

Effective August 19, 2024, BIA has voluntarily agreed to waive a portion of its Management Fee to reflect a portion of the savings from the difference between the subadvisory fee payable by BIA to SSGA FM and the subadvisory fee previously payable by BIA to the former investment subadviser to the Portfolio. This voluntary Management Fee waiver may be terminated by BIA at any time.

In the subsection entitled “Additional Information About Management—The Subadviser,” the third, fourth, fifth, sixth, seventh and eighth paragraphs are deleted in their entirety and replaced with the following:

BIA pays the Subadviser a fee based on the Portfolio’s average daily net assets. The Portfolio is not responsible for the fees paid to the Subadviser. For the year ended December 31, 2023, BIA paid to the Portfolio’s former subadviser an investment subadvisory fee of 0.59% of the Portfolio’s average daily net assets.

SSGA FUNDS MANAGEMENT, INC., One Iron Street, Boston, Massachusetts 02210, is the Subadviser to the Portfolio. SSGA FM is a wholly-owned subsidiary of State Street Global Advisors, Inc., which itself is a wholly-owned subsidiary of State Street Corporation, a publicly held financial holding company. As of December 31, 2023, SSGA FM had approximately $961.09 billion in assets under management. SSGA FM and other advisory affiliates of State Street Corporation make up SSGA, the investment management arm of State Street Corporation. As of December 31, 2023, SSGA had approximately $4.13 trillion in assets under management.

The Portfolio is managed by SSGA’s Systematic Equity Active Group. Key professionals primarily involved in the day-to-day portfolio management for the Portfolio include Jay Siegrist and Adel Daghmouri.

Jay Siegrist is a Vice President of SSGA and SSGA FM and a Senior Portfolio Manager in the Systematic Equity Active Group, primarily responsible for emerging market equity strategies. He manages the active and enhanced emerging markets portfolios, with a focus on Asia. Prior to joining the Systematic Equity Active Group in 2015, Mr. Siegrist was a portfolio manager on the active emerging markets team. He joined SSGA in 1998.

Adel Daghmouri is a Vice President of SSGA and SSGA FM and a Senior Portfolio Manager in the Systematic Equity Active Group, primarily responsible for managing global investment strategies, product development and quantitative research. Prior to joining the Systematic Equity Active Group in 2008, he was a founding member of the Quantitative Canadian Active Equity Team responsible for portfolio management across active, enhanced and market-neutral strategies. He joined SSGA in 1998.

INVESTORS SHOULD RETAIN THIS SUPPLEMENT WITH THE

PROSPECTUS FOR FUTURE REFERENCE

Exhibit 2

INVESTMENT SUBADVISORY AGREEMENT

AGREEMENT made as of this 19th day of August 2024, by and between SSGA Funds Management, Inc., a Massachusetts corporation (the “Subadviser”), and Brighthouse Investment Advisers, LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Adviser serves as investment manager of Brighthouse Funds Trust I (the “Trust”), a Delaware statutory trust which has filed a registration statement (the “Registration Statement”) under the Investment Company Act of 1940, as amended (the “1940 Act”) and the Securities Act of 1933, as amended (the “1933 Act”) pursuant to a management agreement dated August 4, 2017, as amended from time to time (the “Management Agreement”); and

WHEREAS, the Trust comprises several separate investment portfolios, one of which is the SSGA Emerging Markets Enhanced Index Portfolio II (the “Portfolio”); and

WHEREAS, Adviser has the authority under the Management Agreement with the Trust to engage subadvisers for the Portfolio; and

WHEREAS, the Subadviser is willing to furnish such services to the Adviser and the Portfolio; and

WHEREAS, the Adviser desires to avail itself of the services, information, advice, assistance and facilities of an investment adviser to assist the Adviser in performing investment advisory services for the portion of the Portfolio’s assets allocated to the Subadviser, as determined from time to time by the Adviser, and the Subadviser is willing to render such services; and

WHEREAS, the Subadviser is registered with the Securities and Exchange Commission (“SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and is engaged in the business of rendering investment advisory services to investment companies and other institutional clients and desires to provide such services to the Adviser.

NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

1. Employment of the Subadviser. The Adviser hereby employs the Subadviser, subject to the supervision of the Adviser to manage the investment and reinvestment of the assets of the Portfolio, subject to the control and direction of the Board of Trustees, for the period and on the terms hereinafter set forth. The Subadviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth for the compensation herein provided. The Subadviser acknowledges that such appointment as investment subadviser to the Trust may be limited to those Portfolio assets allocated to the Subadviser by the Adviser, which may be changed from time to time at the sole discretion of the Adviser. References to “the Portfolio” in this Agreement shall refer to those Trust assets allocated to the Subadviser by the Adviser. The Subadviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Adviser, the Portfolio or the Trust in any way. The Subadviser may execute account documentation, agreements, contracts and other documents requested by brokers, dealers, counterparties and other persons in connection with its management of the assets of the Portfolio and in such instances shall do so only for this limited purpose as Adviser’s and the Trust’s agent and attorney-in-fact. Subadviser is granted the authority and shall negotiate all futures agreements, options agreements, ISDA Master Agreements, Credit Support Annexes, and any other contracts and agreements related to derivatives transactions and holdings in the Portfolio (“Derivatives Related Agreements”).

Copies of the Trust’s Registration Statement, as it relates to the Portfolio, Articles of Incorporation or Declaration of Trust, as applicable, and Bylaws (the Trust’s Articles of Incorporation or Declaration of Trust, as applicable, and Bylaws are collectively referred to herein as the “Charter Documents”), each as currently in effect, have been or will be delivered to the Subadviser. The Adviser agrees, on an ongoing basis, to notify the Subadviser of each change in the fundamental and non-fundamental investment policies and restrictions of the Portfolio as promptly as practicable and prior to such changes becoming effective and to provide to the Subadviser as promptly as practicable and prior to such changes being filed with the SEC copies of all amendments and supplements to the Registration Statement and amendments to the Charter Documents. The Adviser will promptly provide the Subadviser with any procedures applicable to the Subadviser adopted from time to time by the Trust’s Board of Trustees and agrees to promptly provide the Subadviser copies of all amendments thereto. The Subadviser will not be bound to follow any change in the investment policies, restrictions or procedures of the Portfolio or Trust, however, until it has received written notice of any such change from the Adviser. The Adviser shall timely furnish the Subadviser with such additional information as may be reasonably necessary or requested by the Subadviser to perform its responsibilities pursuant to this Agreement. The Adviser shall reasonably cooperate with the Subadviser in setting up and maintaining brokerage accounts, futures accounts, and other accounts the Subadviser deems advisable to allow for the purchase or sale of various forms of securities and other financial instruments pursuant to this Agreement.

The Adviser shall notify the Subadviser as soon as reasonably practicable if the Portfolio is out of compliance with Subchapter M or Section 8l 7(h) of the Internal Revenue Code (the “Code”).

2. Obligations of and Services to be Provided by the Subadviser. The Subadviser undertakes to provide the following services to the Portfolio and to assume the following obligations:

a.	The Subadviser shall manage the investment and reinvestment of the portfolio assets of the Portfolio, all without prior consultation with the Adviser, subject to and in accordance with:

i.

the investment objective, policies and restrictions of the Portfolio set forth in the Trust’s Registration Statement and the Charter Documents, as such Registration Statement and Charter Documents may be amended from time to time and as provided to the Subadviser in writing;

ii.

the requirements applicable to registered investment companies under applicable laws and those requirements applicable to regulated investment companies under Subchapter M and Section 817(h) of the Code and the diversification requirements of Section 817(h) of the Code and the regulations thereunder, as may be amended or changed;

iii.	any written instructions, policies and guidelines which the Adviser or the Trust’s Board of Trustees may issue from time-to-time and provided to the Subadviser; and

b.

In furtherance thereof and subject to the foregoing, the Subadviser shall make all determinations with respect to the purchase and sale of portfolio securities and other financial instruments and shall take such action necessary to implement the same.

c.

The Subadviser shall render such reports to the Trust’s Board of Trustees, the Adviser and the Adviser’s administrator, which the Advisor’s consent, as they may reasonably request from time to time concerning the investment activities of the Portfolio, including without limitation all material as reasonably may be requested by the Trustees of the Trust pursuant to Section 15(c) of the 1940 Act, and agrees to review the Portfolio and discuss the management of the Portfolio with representatives or agents of the Trust’s Board of Trustees, the Adviser at their reasonable request and subject to written notification.

d.

Unless the Adviser gives the Subadviser written instructions to the contrary, the Subadviser shall, in good faith and in a manner which it reasonably believes best serves the interests of the Portfolio’s shareholders, timely direct the Portfolio’s custodian as to how to vote such proxies as may be necessary or advisable in connection with any matters submitted to a vote of shareholders of securities held by the Portfolio and managed by the Subadviser.

e.

Absent instructions from the Adviser to the contrary and to the extent provided in the Trust’s Registration Statement, as such Registration Statement may be amended from time to time, the Subadviser shall, in the name of the allocated portion of the Portfolio, place orders for the execution of portfolio transactions with or through such brokers, dealers or other financial institutions as it may select, including affiliates of the Subadviser provided such orders comply with Rule 17e-1 (or any successor or other relevant regulations) under the 1940 Act.

f.

To the extent consistent with applicable law and then current SEC Positions and absent instructions from the Adviser to the contrary, purchase or sell orders for the Portfolio may be aggregated with contemporaneous purchase or sell orders of other clients of the Subadviser. In the selection of brokers or dealers or other execution agents and the placing of orders for the purchase and sale of portfolio investments for the Portfolio, the Subadviser shall seek to obtain for the Portfolio the best execution available. In using its best efforts to obtain for the Portfolio the best execution available, the Subadviser, bearing in mind the Portfolio’s best interests at all times, shall consider all factors it deems relevant, including by way of illustration, breadth of the market in the security; price; the size of the transaction; the nature of the market for the security; the amount of the commission; the timing of the transaction taking into account market prices and trends; the reputation, experience, execution capability, and financial stability of the broker or dealer involved; and the quality of service rendered by the broker or dealer in other transactions. Subject to such policies as the Board of Trustees and Adviser may determine and applicable law, including any relevant SEC Positions, the Subadviser may cause the Portfolio to pay a broker or dealer that provides brokerage and research services to the Subadviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Subadviser’s overall responsibilities with respect to the Portfolio and to other clients of the Subadviser as to which the Subadviser exercises investment discretion.

g.

Subject to seeking the most favorable price and execution, the Board of Trustees or the Adviser may direct the Subadviser to effect transactions in portfolio securities and other financial instruments To the extent the Subadviser is directed to use only the specified brokers for the Portfolio, the Trust may pay higher commissions or other transaction costs or greater spreads, or receive less favorable net prices, on transactions for the Portfolio than would otherwise be the case if the Subadviser used other or multiple brokers.

h.

In connection with the placement of orders for the execution of the portfolio transactions of the Portfolio, the Subadviser shall create and maintain all necessary records pertaining to the purchase and sale of securities and other financial instruments by the Subadviser on behalf of the Portfolio in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act. All records shall be the property of the Trust and shall be available for inspection and use by the SEC, the Trust, the Adviser or any person retained by the Trust at all reasonable times. The Subadviser will furnish copies of such records to the Adviser or the Trust within a reasonable time after receipt in writing of a request from either the Adviser or the Trust. Where applicable, such records shall be maintained by the Subadviser for the periods and in the places required by Rule 3la-2 under the 1940 Act.

i.

In accordance with Rule 206(4)-7 under the Advisers Act, the Subadviser has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Advisers Act and any rules thereunder by the Subadviser and its supervised persons. Further, the

Subadviser reviews and shall continue to review, at least annually, its written policies and procedures and the effectiveness of their implementation and shall designate an individual (who is a supervised person) who is responsible for administering such policies and procedures.

j.	The Subadviser shall:

i.	Comply with the Trust’s written compliance policies and procedures, as provided to the Subadviser, pursuant to Rule 38a-1 under the 1940 Act;

ii.	Promptly provide to the Adviser the Subadviser’ s annual 206(4)-7 compliance report;

iii.

Notify the Adviser promptly of any material compliance matters (as defined in Rule 38a-l under the 1940 Act) relating directly or indirectly to the Portfolio or the Subadviser of which it is aware and actions taken.

k.

The Subadviser shall (1) maintain procedures regarding the use of derivatives, and (2) provide such certifications and reports regarding the use of derivatives, including with respect to asset segregation, as may be reasonably requested by the Trust or the Adviser.

l.

The Subadviser shall bear its expenses of providing services pursuant to this Agreement, but shall not be obligated to pay any expenses of the Adviser, the Trust, or the Portfolio, including without limitation: (a) interest and taxes; (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other financial instruments for the Portfolio or any losses incurred in connection therewith; and (c) custodian fees and expenses.

m.

The Subadviser makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Portfolio or that the Portfolio will perform comparably with any standard or index, including other clients of the Subadviser, whether public or private.

n.

The Subadviser shall, as part of a complete portfolio compliance testing program, perform quarterly diversification testing of the Portfolio under Section 817(h) of the Code. The Subadviser shall provide timely notice each calendar quarter that such diversification was satisfied or if not satisfied, that corrections were made within 30 days of the end of the calendar quarter. The Subadviser and the Adviser acknowledge that the Subadviser is not the compliance agent for the Portfolio or for the Adviser, and does not have access to all of the Portfolio’s books and records necessary to perform certain compliance testing. To the extent that the Subadviser has agreed to perform the services specified in this Section 2 in accordance with the Trust’s Registration Statement and Charter Documents, written instructions of the Adviser and any policies adopted by the Board of Trustees applicable to the Portfolio (collectively, the “Charter Requirements”), and in accordance with applicable law (including Subchapters M and the diversification requirements of section 817(h) of the Code, the 1940 Act and the Advisers Act (“Applicable Law”)), the Subadviser shall perform such services based upon its books and records with respect to the Portfolio (as specified in Section 2.c. hereof), which comprise a portion of the Portfolio’s books and records, and upon information and written instructions received from the Trust or the Adviser, and shall not be held responsible under this Agreement so long as it performs such services in accordance with this Agreement, the Charter Requirements and Applicable Law based upon such books and records and such information and instructions provided by the Trust or the Adviser. The Subadviser shall, as part of a complete portfolio compliance testing program, perform quarterly diversification testing under Section 817(h) of the Code; however, the Adviser acknowledges and agrees that the official testing for compliance with Section 817(h) of the Code shall be performed by the Adviser or a Portfolio service provider other than the Subadviser. The Subadviser shall provide the Adviser timely notice, at least quarterly, of any diversification failure and take the necessary actions to correct such failures. The Subadviser shall have no responsibility to monitor certain limitations or restrictions for which the Subadviser has not been provided sufficient information in accordance with Section 1 of this Agreement or otherwise. All such monitoring shall be the responsibility of the Adviser. The Subadviser makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Portfolio or that the Portfolio will perform comparably with any standard or index, including other clients of the Subadviser, whether public or private.

o.

The Subadviser shall be responsible for expenses relating to the printing and mailing of any prospectus supplement, exclusive of annual updates, required solely as a result of actions taken by the Subadviser, including but not limited to, portfolio manager changes or disclosure changes requested by the Subadviser that affect the investment objective, principal investment strategies, principal investment risks and portfolio management sections of the Registration Statement.

The Subadviser shall be responsible for the preparation and filing of Schedules 13D and 13G and Forms 13F (as required under applicable laws, rules and regulations) on behalf of the Portfolio.

p.

The Adviser acknowledges that the ultimate responsibility for determining the valuation of the Portfolio’s investments rests with the Adviser and/or the Trust, and not the Subadviser. Following the Adviser’s or custodian’s written request via e-mail, the Subadviser will provide reasonable assistance to the Adviser’s valuation committee to aid such valuation committee in reaching a fair valuation determination when the Adviser or the custodian believes that circumstances so warrant (e.g., during major market disruptions, trade halts or suspensions, or complex corporate actions). The Subadviser will provide a non-binding recommendation to the Adviser or custodian via e-mail when this type of request for fair valuation assistance occurs, provided, however, that the Adviser acknowledges that the ultimate responsibility for determining the valuation of the Portfolio’s investments is not the responsibility of the Subadviser. The Subadviser will notify the Trust and the Adviser of (i) any assignment of this Agreement or change of control of the Subadviser, as applicable, and (ii) any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Subadviser, in each case prior to or promptly after, such change. The Subadviser agrees to bear all reasonable expenses of the Trust, if any, arising out of any assignment by, or change in control of the Subadviser and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Subadviser. In the case of an assignment of this Agreement or a change in control, such expenses are agreed to include reimbursement of reasonable costs associated with preparing, printing and mailing information statements to existing shareholders of the Portfolio. In the case of changes in key personnel, such expenses are agreed to include reimbursement of reasonable costs associated with preparing, printing and mailing any supplements to the prospectus to existing shareholders of the Portfolio if such changes involve personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Subadviser identified in the prospectus or Statement of Additional Information.

q.

The Subadviser may, but is not obligated to, combine or “batch” orders for client portfolios to obtain best execution, to negotiate more favorable commission rates or to allocate equitably among the Subadviser’s clients differences in prices and commissions or other transaction costs that might have been obtained had such orders been placed independently. Under this procedure, transactions will be averaged as to price and transaction costs and typically will be allocated among the Subadviser’s clients in proportion to the purchase and sale orders placed for each client account on any given day. If the Subadviser cannot obtain execution on all the combined orders at prices or for transaction costs that the Subadviser believes are desirable, the Subadviser will allocate the securities the Subadviser does buy or sell as part of the combined orders by following the Subadviser’s order allocation procedures.

r.

In accordance with Rule 17a-10 under the 1940 Act and any other applicable law, the Subadviser shall not consult with any other subadviser to the Portfolio concerning transactions of the Portfolio in securities or other assets, other than for purposes of complying with conditions of paragraphs (a) and (b) of Rule 12d3-1 under the 1940 Act.

3. Compensation of the Subadviser. In consideration of services rendered pursuant to this Agreement, the Adviser will pay the Subadviser a fee at the annual rate-set forth in Schedule A hereto. Such compensation shall be calculated daily and payable monthly in arrears or at such other intervals, not less frequently than quarterly, as the Adviser is paid by the Portfolio pursuant to the Management Agreement. If the Subadviser shall serve for less than the whole of any month, the foregoing compensation shall be prorated. For the purpose of determining fees payable to the Subadviser, the value of the Portfolio’s net assets allocated to the Subadviser by the Adviser shall be calculated daily and paid monthly at the annual rate set forth in Schedule A hereto.

4. Activities of the Subadviser. The services of the Subadviser hereunder are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others and to engage in other activities, so long as the services rendered hereunder are not impaired and except as the Subadviser and the Adviser may otherwise agree from time to time in writing after the date hereof.

The Subadviser shall be subject to a written code of ethics adopted by it that conforms to the requirements of Rule 204A- l of the Advisers Act and Rule l 7j-l (b) of the 1940 Act.

5. Use of Names. The Subadviser hereby consents to the Portfolio being named the SSGA Emerging Markets Enhanced Index Portfolio IL The Adviser shall not use the name “SSGA Funds Management, Inc.”, “SSGA FM” or “SSGA” and any of the other names of the Subadviser or its affiliated companies and any derivative or logo or trade or service mark thereof, or disclose information related to the business of the Subadviser or any of its affiliates in any prospectus, sales literature or other material relating to the Trust in any manner not approved prior thereto by the Subadviser; provided, however, that the Subadviser shall approve all uses of its name and that of its affiliates which merely refer in accurate terms to its appointment hereunder or which are required by the SEC or a state securities commission; and provided, further, that in no event shall such approval be unreasonably withheld. The Subadviser shall not use the name of the Trust, the Adviser or any of their affiliates in any material relating to the Subadviser in any manner not approved prior thereto by the Adviser; provided, however, that the Adviser shall approve the uses of its or the Trust’s name which merely refer in accurate terms to the appointment of the Subadviser hereunder or which are required by the SEC, a state securities commission or any other regulatory body to which it is subject; and, provided, further, that in no event shall such approval be unreasonably withheld.

The Adviser recognizes that from time to time trustees, officers and employees of the Subadviser may serve as directors, trustees, partners, officers and employees of other corporations, business trusts, partnerships or other entities (including other investment companies) and that such other entities may include the name “SSGA Funds Management, Inc.” or any derivative or abbreviation thereof as part of their name, and that the Subadviser or its affiliates may enter into investment advisory, administration or other agreements with such other entities.

Upon termination of this Agreement for any reason, the Manager shall within 30 days cease and cause the Portfolio and the Trust to cease all use of the name and mark “SSGA.”

6. Liability and Indemnification.

a.

Except as may otherwise be provided by the 1940 Act or any other applicable law, the Subadviser shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Adviser or the Trust as a result of any error of judgment or mistake of law by the Subadviser with respect to the Portfolio, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Subadviser for, and the Subadviser shall indemnify and hold harmless the Trust, the Adviser, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, “Adviser Indemnitees”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Adviser Indemnitees may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Subadviser in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Registration Statement, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Portfolio or the omission to state therein a material fact known to the Subadviser which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Adviser or the Trust by the Subadviser Indemnitees (as defined below) for use therein.

b.

Except as may otherwise be provided by the 1940 Act or any other applicable law, the Adviser and the Trust shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Subadviser as a result of any error of judgment or mistake of law by the Adviser with respect to the Portfolio, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Adviser for, and the Adviser shall indemnify and hold harmless the Subadviser, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, “Subadviser Indemnitees”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Subadviser Indemnitees may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Adviser in the performance of any of its duties or obligations hereunder, (ii) any failure by the Adviser to properly notify the Subadviser of changes to the Registration Statement or any Charter Requirements that leads to any such losses, claims, damages, liabilities or litigation to which any of the Subadviser Indemnitees may be subject, or (iii) any untrue statement of a material fact contained in the Registration Statement, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Portfolio or the omission to state therein a material fact known to the Adviser which was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Subadviser by an Adviser Indemnitee for use therein.

7. Limitation of Trust’s Liability. The Subadviser acknowledges that it has received notice of and accepts the limitations upon the Trust’s liability set forth in the Trust’s Charter Documents. The Subadviser agrees that any of the Trust’s obligations shall be limited to the assets of the Portfolio and that the Subadviser shall not seek satisfaction of any such obligation from the shareholders of the Trust nor from any Trustee, officer, employee or agent of or other series of the Trust.

8. Renewal, Termination and Amendment. This Agreement shall continue in effect, unless sooner terminated as hereinafter provided, for a period of two years from the execution date and shall continue in full force and effect for successive periods of one year thereafter, but only so long as each such continuance as to the Portfolio is specifically approved at least annually by vote of the holders of a majority of the outstanding voting securities of the Portfolio or by vote of a majority of the Trust’s Board of Trustees; and further provided that such continuance is also approved annually by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any such party. This Agreement may be terminated as to the Portfolio at any time, without payment of any penalty, by the Trust’s Board of Trustees, by the Adviser, or by a vote of the majority of the outstanding voting securities of the Portfolio upon 60 days’ prior written notice to the Subadviser, or by the Subadviser upon 90 days’ prior written notice to the Adviser, or upon such shorter notice as may be mutually agreed upon. This Agreement shall terminate automatically and immediately upon termination of the Management Agreement between the Adviser and the Trust. This Agreement shall terminate automatically and immediately in the event of its assignment, except as otherwise provided by any rule of, or action by, the SEC.

The terms “assignment” and “vote of a majority of the outstanding voting securities” shall have the meaning set forth for such terms in the 1940 Act and the rules, regulations and interpretations thereunder. This Agreement may be amended by written instrument at any time by the Subadviser and the Adviser, subject to approval by the Trust’s Board of Trustees and, if required by applicable SEC rules, regulations, or orders, a vote of a majority of the Portfolio’s outstanding voting securities.

9. Confidential Relationship. Any information and advice furnished by any party to this Agreement to the other party or parties shall be treated as confidential and shall not be disclosed to third parties without the consent of the other party hereto except as required by law, rule or regulation. All information disclosed as required by law, rule or regulation shall nonetheless continue to be deemed confidential.

The Adviser and Subadviser hereby consents to the disclosure to third parties, if such third party agrees in writing to keep such information confidential and to not trade based upon such information, of (i) investment results and other data of the Adviser, the Subadviser or the Portfolio in connection with providing composite investment results of the Subadviser.

10. Cooperation with Regulatory Authorities. The parties to this Agreement each agree to cooperate in a reasonable manner with each other in the event that any of them should become involved in a legal, administrative, judicial or regulatory action, claim, or suit as a result of performing its obligations under this Agreement.

11. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

12. Custodian. The Portfolio assets shall be maintained in the custody of its custodian. Any assets added to the Portfolio shall be delivered directly to such custodian. The Subadviser shall have no liability for the acts or omissions of any custodian of the Portfolio’s assets. The Subadviser shall have no responsibility for the segregation requirement of the 1940 Act or other applicable law other than to notify the custodian of investments that require segregation and appropriate assets for segregation. The Subadviser shall provide timely instructions directly to the custodian (including with respect to exchange offerings and other corporate actions) necessary to effect the investment and reinvestment of the Portfolio’s assets. Any assets added to the Portfolio shall be delivered directly to the custodian. The Subadviser shall provide to the Adviser a list of the persons whom the Subadviser wishes to have authorized to give written and/or oral instructions to custodians of assets of the Portfolio.

13. Notices. All notices hereunder shall be provided in writing, by facsimile or by e-mail. Notices shall be deemed given if delivered in person or by messenger, certified mail with return receipt, or by a reputable overnight delivery service that provides evidence of receipt to the parties; upon receipt if sent by facsimile; or upon read receipt or reply if delivered by e-mail, at the following addresses:

If to Trust:	Brighthouse Funds Trust I 11225 North Community House Road Charlotte, North Carolina 28277 Attn: Kristi Slavin kslavin@brighthousefinancial.com (e-mail)

If to Adviser:	Brighthouse Investment Advisers, LLC 11225 North Community House Road Charlotte, North Carolina 28277 Attn: Kristi Slavin kslavin@brighthousefinancial.com (e-mail)

If to Subadviser:	SSGA Funds Management, Inc. Brian L. Harris Chief Compliance Officer 1 Iron Street Boston, MA 02210 United States of America

14. Information. The Adviser hereby acknowledges that it and the Trustees of the Trust have been provided with a copy of Part II of the Subadviser’s Form ADV.

15. Miscellaneous. The Trust is an intended third-party beneficiary of this Agreement. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof. Each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware and the applicable provisions of the 1940 Act. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the parties.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

BRIGHTHOUSE INVESTMENT ADVISERS, LLC

By:	/s/ Kristi Slavin
Kristi Slavin
President

SSGA Funds Management, Inc.

By:	/s/ Barry F. X. Smith
Name:	Barry F. X. Smith
Title:	President

[Signature Page to Investment Subadvisory Agreement]

SCHEDULE A

As set forth in Section 3 of this Agreement:

Percentage of average daily net assets of the Portfolio assets allocated to the Subadviser by the Adviser:

Percentage of average daily net assets:

SSGA Emerging Markets Enhanced Index Portfolio II	0.250% of the first $250 million of such assets plus 0.200% of the next $250 million of such assets plus 0.150% of the next $250 million of such assets plus 0.120% of such assets over $750 million.

For purposes of determining the annual subadvisory fee rate pursuant to Section 3 of this Agreement, the assets of SSGA Emerging Markets Enhanced Index Portfolio II, shall be aggregated with the assets of SSGA Emerging Markets Enhanced Index Portfolio, a series of Brighthouse Funds Trust I. The aggregated assets of the Portfolios shall then be applied to the fee schedule set forth above and the resulting effective rate shall be applied to the actual assets of SSGA Emerging Markets Enhanced Index Portfolio II to determine the annual subadvisory fee rate.

ROPES & GRAY LLP PRUDENTIAL TOWER 800 BOYLSTON STREET BOSTON, MA 02199-3600 WWW.ROPESGRAY.COM

November 1, 2024	Renee E. Laws
T +1 617 235 4975
renee.laws@ropesgray.com

BY EDGAR

Securities and Exchange Commission

Division of Investment Management

100 F Street, N.E.

Washington, D.C. 20549

Re:	Brighthouse Funds Trust I (File Nos. 333-48456 and 811-10183)

Ladies and Gentlemen:

On behalf of Brighthouse Funds Trust I (the “Trust”), we are filing today through EDGAR, pursuant to Regulation 14C under the Securities Exchange Act of 1934, as amended, a copy of the Trust’s definitive information statement relating to the approval of the subadvisory agreement of SSGA Emerging Markets Enhanced Index Portfolio II (formerly, Brighthouse/abrdn Emerging Markets Equity Portfolio), a series of the Trust.

Please call me at 617-235-4975 if you have any questions regarding this filing.

Sincerely,

/s/ Renee E. Laws
Renee E. Laws

cc:	Thomas Watterson, Esq.

Logan Dalton, Esq.

Brian D. McCabe, Esq.

Jeremy C. Smith, Esq.